Exhibit 8.1

Subsidiaries of PagSeguro Digital Ltd.
1.BS Holding Financeira Ltda. (Brazil)
2.PagSeg Participações Ltda. (Brazil)
3.PagSeguro Holding Ltd. (Cayman)
4.PagSeguro Internet Instituição de Pagamento S.A. (Brazil)
5.BancoSeguro S.A. (Subsidiary og BS Holding Ltda.) (Brazil)
6.Wirecard Brazil Instituição de Pagamento S.A (Subsidiary of PagSeguro Internet Instituição de Pagamento S.A.) (Brazil)
7.RegistraSeguro S.A. (Subsidiary of PagSeguro Internet Instituição de Pagamento S.A.) (Brazil)
8.Concil Inteligência em Conciliação S.A. (Subsidiary of PagSeguro Internet Instituição de Pagamento S.A.) (Brazil)
9.PagSeguro Biva Securitizadora de Créditos Financeiros S.A. (Subsidiary of PagSeguro Internet Instituição de Pagamento S.A.) (Brazil)
10.Netpos Serviços de Informática S.A. (Subsidiary of PagSeguro Internet Instituição de Pagamento S.A.) (Brazil)
11.BCPS Online Services, Lda. (Subsidiary of PagSeguro Internet Instituição de Pagamento S.A.) (Portugal)
12.PagBank Participações Ltda. (Subsidiary of PagSeg Participações Ltda.) (Brazil)
13.CDS Serviços Financeiros Ltda. (Subsidiary of PagSeg Participações Ltda.) (Brazil)
14.Net+Phone Telecomunicações Ltda. (Subsidiary of PagSeg Participações Ltda.) (Brazil)
15. 1Boa Compra Tecnologia Ltda. (Subsidiary of PagSeg Participações Ltda.) (Brazil)
16.PagSeguro Biva Serviços Financeiros Ltda. (Subsidiary of PagSeg Participações Ltda.) (Brazil)
17.PagSeguro Biva Correspondente Bancário Ltda. (Subsidiary of PagSeguro Biva Serviços Financeiros Ltda.) (Brazil)
18.Zygo Serviços de Tecnologia S.A. . (Subsidiary of PagBank Participações Ltda.) (Brazil)
19.BoletoFlex Tecnologia e Serviços S.A. (Subsidiary of PagBank Participações Ltda.) (Brazil)
20.Tilix Digital Ltda. (Subsidiary of Bank Participações Ltda.) (Brazil)
21.Yamí Software & Inovação Ltda. (Subsidiary of PagBank Participações Ltda.) (Brazil)
22.PagSeguro Chile SpA. (Subsidiary of PagSeguro Holding Ltd.) (Chile)
23.PagSeguro Colombia (Subsidiary of PagSeguro Holding Ltd.) (Colombia)
24.PSGP Mexico S.A. de C.V. (Subsidiary of PagSeguro Holding Ltd.) (Mexico)
25.PagSeguro Peru S.A.C. (Subsidiary of PagSeguro Holding Ltd.) (Peru)